SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   Form 8-K/A



                        Amendment No. 1 to Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                      Date of Initial Report April 30, 1999


                          Mission West Properties, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                    Maryland
                 (State or Other Jurisdiction of Incorporation)


                 1-8383                              95-2635431
        (Commission File Number)      (I.R.S. Employer Identification No.)


                10050 Bandley Drive, Cupertino, California 95014
                    (Address of Principal Executive Offices)


                                 (408) 725-0700
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition of Assets.

     The information reported under this item is set forth in the press release issued by the Company on May 14, 1999, a copy of which was attached as an exhibit to the initial report on Form 8-K. Pro forma financial statements for the acquired properties described in Item 2 of the initial report on Form 8-K dated April 30, 1999 are submitted under Item 7(b). In addition, such pro forma financial statements also reflect results of operations for the indicated periods as though other property acquisitions occurring during such pro forma periods had occurred as of the beginning of the period.

Item 5.  Other Events.

     On June 8, 1999, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission relating to the proposed public offering of 6,750,000 shares of common stock, exclusive of shares subject to the underwriters' over-allotment option.

     On June 14, 1999, the board of directors declared a $0.14 per share dividend payable on July 2, 1999 to all common stockholders of record as of June 21, 1999.

Item 7.  Financial Statements and Exhibits.

     (b)  Pro forma financial information.

          (1)  Unaudited Pro Forma Consolidated Balance
               Sheet as of March 31, 1999..................................................F-2

          (2)  Unaudited Pro Forma Consolidated
               Statement of Operations for the three months ended
               March 31, 1999..............................................................F-3

          (3)  Unaudited Pro Forma Consolidated
               Statement of Operations for the year ended
               December 31, 1999...........................................................F-4

          (4)  Notes and Management's Assumptions to the Pro
               Forma Financial Statements..................................................F-5

     (c)  Exhibits.

          99.1 Additional Exhibit: June 8, 1999 press release announcing the filing of a registration statement for a public offering of 6,750,000 shares.

          99.2 Additional Exhibit: June 14, 1999 press release announcing the declaration of a dividend of $0.14 per share.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MISSION WEST PROPERTIES, INC.



Dated:  June __, 1999                        By: /s/ Carl E. Berg
                                                -----------------------------

                     INDEX OF PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance
   Sheet as of March 31, 1999..................................................F-2

Unaudited Pro Forma Consolidated
   Statement of Operations for the three months ended
   March 31, 1999..............................................................F-3

Unaudited Pro Forma Consolidated
   Statement of Operations for the year ended
   December 31, 1999...........................................................F-4

Notes and Management's Assumptions to the Pro
   Forma Financial Statements..................................................F-5

                                    - F-1 -

                          MISSION WEST PROPERTIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
             (unaudited and dollars in thousands, except share data)

                                           Mission West         Acquisition of the
                                         Properties, Inc.        Microsoft Project        Pro Forma March 31,
                                          March 31, 1999             (Note 3)                    1999
                                          --------------             --------                    ----

ASSETS:
  Real estate:
    Land                                    $ 93,496                 $ 46,833                 $140,329
    Buildings and improvements               436,608                  109,274                  545,882
                                             -------                  -------                  -------
                                             530,104                  156,107                  686,211
  Less, accumulated depreciation              (8,113)                       n                   (8,113)
                                             -------                  -------                  -------
                                             521,991                  156,107                  678,098
  Cash and cash equivalents                      134                        n                      134
  Deferred rent receivable                     2,377                        n                    2,377
  Other assets                                 2,304                        n                    2,304
                                             -------                  -------                  -------
       TOTAL ASSETS                         $526,806                 $156,107                 $682,913
                                             =======                  =======                  =======

LIABILITIES AND SHAREHOLDERS' EQUITY:
  Line of credit                            $ 18,523                 $ 32,057                 $ 50,580
  Mortgage notes payable                     156,656                        n                  156,656
  Mortgage notes payable (related parties)    24,080                   25,000                   49,080
  Interest payable                               458                        n                      458
  Interest payable (related parties)             416                        n                      416
  Security deposits                            2,060                        n                    2,060
  Prepaid rental income                        3,018                        n                    3,018
  Accounts payable and accrued expenses        2,357                        n                    2,357
                                             -------                  -------                  -------
       TOTAL LIABILITIES                    207,568                   57,057                  264,625
                                             -------                  -------                  -------

Minority interest                            285,037                   99,050                  384,087

STOCKHOLDERS' EQUITY:
  Preferred Stock, $0.001 par value,
    20,000,000 authorized, none issued
    and outstanding on a pro forma basis           n                        n                        n
  Common Stock, $0.001 par value,
    200,000,000 authorized 8,233,583
    issued and outstanding on a pro
    forma basis                                    8                        n                        8
  Additional paid in capital                  55,595                        n                   55,595
  Less amounts receivable on private
    placement                                   (900)                       n                     (900)
  Accumulated deficit                        (20,502)                       n                  (20,502)
                                             -------                  -------                  -------
       TOTAL STOCKHOLDERS' EQUITY             34,201                        n                   34,201
                                             -------                  -------                  -------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                    $526,806                 $156,107                 $682,913
                                             =======                  =======                  =======

The accompanying notes and management's assumptions are an integral part of this statement.

                                     - F-2 -

                         MISSION WEST PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
     (unaudited and dollars in thousands, except share and per share data)


                                                                       Pro Forma Adjustments
                                                       -----------------------------------------------
                                       Mission West     Acquisition of       Other
                                     Properties, Inc.     Microsoft        Property           Other        Pro Forma
                                        March 31,          Project       Acquisitions      Adjustments      March 31,
                                          1999            (Note 3)         (Note 5)         (Note 6)          1999
                                          ----            --------         --------         --------          ----
REVENUE:
  Rental revenues from real estate      $ 14,027         $  5,150         $    172         $    (93)        $ 19,256
  Tenant reimbursements                    2,236               46               25                n            2,307
  Other income, including interest           149                n                n                n              149
                                         -------          -------          -------          -------          -------
     TOTAL REVENUE                        16,412            5,196              197              (93)          21,712
                                         -------          -------          -------          -------          -------
EXPENSES:
  Property operating, maintenance
    and real estate taxes                  2,311                n               20                n            2,331
  Interest                                 2,971              520                n                n            3,491
  Interest (related parties)                 416              406               38                n              860
  General and administrative                 406                n                n                n              406
  Depreciation of real estate              2,703              683               25                n            3,411
                                         -------          -------          -------          -------          -------
     TOTAL EXPENSES                        8,807            1,609               83                n           10,499
                                         -------          -------          -------          -------          -------

Income before minority interest            7,605            3,587              114              (93)          11,213
Minority interest                          6,724            3,342              101               17           10,184
                                         -------          -------          -------          -------          -------
     NET INCOME                         $    881         $    245         $     13        $    (110)        $  1,029
                                         =======          =======          =======         ========          =======

Basic earnings per share (Note 2)       $   0.11                                                            $   0.13
                                         =======                                                             =======
Diluted earnings per share (Note 2)     $   0.10                                                            $   0.12
                                         =======                                                             =======
Weighted average number of common
  shares outstanding (basic)           8,227,261                                                           8,227,261
                                       =========                                                           =========
Weighted average number of common
  shares outstanding (diluted)         8,415,412                                                           8,415,412
                                       =========                                                           =========


The accompanying notes and management's assumptions are an integral part of this statement.

                                    - F-3 -

                         MISSION WEST PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
     (unaudited and dollars in thousands, except share and per share data)

                                                                        Pro forma Adjustments
                                                  -----------------------------------------------------------------
                                Mission West       July 1998       Acquisition of     Other Property       Other         Pro Forma
                              Properties, Inc.    Acquisition       the Microsoft      Acquisitions     Adjustments     December 31,
                             December 31, 1998     (Note 4)       Project (Note 3)       (Note 5)         (Note 6)         1998
                             -----------------     --------       ----------------       --------         --------         ----

REVENUE:
  Rental revenues from
    real estate                  $ 27,285          $ 25,642          $ 20,599            $  2,861         $    574       $ 76,961
  Tenant reimbursements             4,193             4,044               183                 413                n          8,833
  Other income, including
    interest                          278                 n                 n                   n                n            278
                                  -------           -------           -------             -------          -------        -------
     TOTAL REVENUE                 31,756            29,686            20,782               3,274              574         86,072
                                  -------           -------           -------             -------          -------        -------
EXPENSES:
  Property operating,
    maintenance and real
    estate taxes                    4,821             4,430                 n                 338                n          9,589
  Interest                          4,685             3,044              2,273                  n            5,679         15,681
  Interest (related parties)        3,511                61              1,773                789           (2,515)         3,619
  General and administrative        1,501                 n                  n                  n                n          1,501
  Management fees (related
    parties)                            n               645                  n                  n             (645)             n
  Depreciation of real estate       5,410             3,862              2,732                338            1,294         13,636
                                  -------           -------           --------            -------          -------        -------
     TOTAL EXPENSES                19,928            12,042              6,778              1,465            3,813         44,026


Income before minority interest    11,828            17,644             14,004              1,809           (3,239)        42,046
Minority interest                  12,049            15,897             13,047              1,643           (4,258)        38,378
                                  -------           -------           --------            -------          -------        -------
     Net (loss) income           $   (221)         $  1,747          $     957           $    166         $  1,019       $  3,668
                                  =======           =======           ========            =======          =======        =======

Basic and diluted (loss)
  earnings per share (Note 2)    $  (0.13)                                                                               $   0.45
                                  =======                                                                                 =======
Weighted average number of
  common shares outstanding
  (basic) (Note 2)              1,688,059                                                                               8,183,117
                                =========                                                                               =========
Weighted average number of
common shares outstanding
(diluted)(Note 2)               1,710,789                                                                               8,205,847
                                =========                                                                               =========


The accompanying notes and management's assumptions are an integral part of this statement.

                                    - F-4 -

                         MISSION WEST PROPERTIES, INC.
   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE CONDENSED CONSOLIDATED PRO FORMA
       FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1998
   (unaudited and dollars in thousands, except per share and O.P. Unit data)

1. ORGANIZATION AND BASIS OF PRESENTATION:

     Mission West Properties, Inc. (the "Company") is engaged in the acquisition, marketing and leasing of R&D office properties, located primarily in the "Silicon Valley" portion of the San Francisco Bay Area. As of March 31, 1999, the Company managed 72 properties totaling approximately 4.57 million square feet through its controlling interests in four separate partnerships (the "operating partnerships") in which the Company is the sole general partner. For the year ending December 31, 1999, the Company intends to elect to be taxed as a real estate investment trust ("REIT") for federal income tax purposes and will operate as a self-managed, self-administered, self-advised and fully integrated REIT.

     The unaudited pro forma balance sheet as of March 31, 1999 is based on the unaudited historical financial statements of the Company and has been prepared as if the purchase, effective as of April 1, 1999, of an approximately 515,700 square foot five-building R&D complex located on L'Avenida Avenue in Mountain View, California, which has been fully leased to Microsoft Corporation ("the Microsoft Project"), had occurred on March 31, 1999. The unaudited pro forma statements of operations for the three months ended March 31, 1999 and the year ended December 31, 1998 are based upon the historical financial statements of the Company and have been prepared as if each of the following transactions had occurred as of January 1, 1998: (i) the purchase completed by the Company, effective as of July 1, 1998, of our general partnership interest in each of the operating partnerships, (ii) the purchase, effective as of April 1, 1999, of the Microsoft Project which has been fully leased to Microsoft, and (iii) the purchases completed by the Company during the last two quarters of 1998 and the first quarter of 1999 consisting of three newly constructed R&D properties comprising, in the aggregate, 217,511 rentable square feet located in Silicon Valley.

     THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS ARE NOT NECESSARILY INDICATIVE OF WHAT THE ACTUAL FINANCIAL POSITION OR RESULTS OF OPERATIONS WOULD HAVE BEEN ASSUMING THE COMPLETION OF THE ABOVE TRANSACTIONS AS OF THE BEGINNING OF THE PERIODS INDICATED, NOR DO THEY PURPORT TO PROJECT THE COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS AT ANY FUTURE DATE OR FOR ANY FUTURE PERIOD. IN ADDITION, THE HISTORICAL OPERATING RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1999 ARE NOT NECESSARILY INDICATIVE OF THE RESULTS TO BE OBTAINED BY THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

2. ASSUMPTIONS:

     The following assumptions have been made regarding the operations of the Company in the preparation of the pro forma financial statements:

     a. The Company has elected to be and qualified as a REIT for income tax reporting purposes and has distributed sufficient taxable income to meet the requirements of the Internal Revenue Code and, therefore, incurred no income tax liabilities effective with the year ended
          December 31, 1998. The Company has assumed that there were no dividends required to be paid to maintain REIT status for the year ended December 31, 1998.

     b. Rent has been recognized on the straight-line method of accounting in accordance with generally accepted accounting principles.

     c. Depreciation has been computed using the straight-line method over estimated useful lives of 40 years for buildings and improvements.

                                     - F-5 -

     d. Weighted average number of common shares outstanding on a pro forma basis (basic and diluted) for the year ended December 31, 1998 assumes that the private placement of 6,495,058 shares of the Company's common stock completed in December 1998 had occurred as of January 1, 1998.

3. ACQUISITION OF THE MICROSOFT PROJECT:

     The total acquisition cost of the Microsoft Project was $156,107 based on the debt assumed and the value of the O.P. Units issued. In connection with the acquisition, the Company assumed $25,000 of mortgage debt due to the Berg Group, an affiliate of Carl E. Berg and Clyde J. Berg, $32,057 due to Microsoft for shell and tenant improvements, and issued 13,206,629 limited partnership units ("O.P. Units") (representing $99,050 of net equity attributable to minority interests). For pro forma financial statement purposes, we assume that amounts due to Microsoft had been funded through additional borrowings on the Wells Fargo line of credit. The average interest rate on the line of credit was 6.49% and 7.09% for the three months ended March 31, 1999 and the year ended December 31, 1998, respectively. The debt due the Berg Group is due on demand and bears an interest rate identical to that as charged on the Company's line of credit.

     In accordance with the terms of the lease, on April 1, 1999, Microsoft began paying monthly base rent of approximately $1,226 for the first four buildings, which consist of approximately 415,700 rentable square feet. On June 1, 1999, Microsoft began paying monthly rent of approximately $295 for the fifth building, which consists of approximately 100,000 rentable square feet. On an annual basis, rental income from the Microsoft Project, which has been reflected on a straight-line basis, is $20,599, or $5,150 per quarter, assuming all rents commenced on January 1, 1998. Additionally, the lease with Microsoft provides for a management fee equal to 1% of the base rent. For the first year of the lease, this fee is $183, or $46 per quarter.

     For the three months ended March 31, 1999, the Company would have incurred additional interest expense of $520 and interest expense (related parties) of $406 as a result of the debt assumed in connection with this acquisition, on a pro forma basis. Additionally, for the year ended December 31, 1998, the Company would have incurred additional interest expense of $2,273, as well as interest expense (related parties) of $1,773.


                                     - F-6 -

     Additionally, an adjustment has been made to reflect depreciation expense in the amount of $683 and $2,732 for the three months ended March 31, 1999 and the year ended December 31, 1998, respectively.

4. THE JULY 1998 ACQUISITION:

     On July 1, 1998, the Company acquired control of four existing limited partnerships by becoming the sole general partner in each such partnership (the "July 1998 Acquisition"). The July 1998 Acquisition was accounted for as a purchase with the results of operations of the operating partnerships included from July 1, 1998. Accordingly, the historical consolidated statement of operations of the Company for the year ended December 31, 1998 includes the results of operations for the properties acquired in the July 1998 Acquisition for the six months ended December 31, 1998. In order to reflect the consummation of the July 1998 Acquisition as of January 1, 1998 for pro forma financial statement purposes, the actual results of operations of the properties acquired in the July 1998 Acquisition for the six months ended June 30, 1998 have been included.

5. OTHER PROPERTY ACQUISITIONS:

     During the second half of 1998 and the first quarter of 1999, the Company, through the operating partnerships, acquired three additional properties comprising, in the aggregate, 217,511 square feet of rentable space (the "Other Property Acquisitions"). These acquisitions were accounted for as a purchase and were acquired from the Berg Group under the Berg land holdings option agreement and the pending projects acquisition agreement. The total acquisition cost for these three properties was $22,250. In the acquisitions, the Company assumed $13,131 of debt due the Berg Group, and issued 1,366,094 O.P. Units. The following table contains information about the acquisitions:

                                Richard Avenue      Hellyer Avenue      Santa Teresa      Total
                                --------------      --------------      ------------      -----
Acquisition Date               September 1, 1998   November 1, 1998     March 1, 1999
Debt Assumed                        $2,374              $7,232             $3,525        $13,131
Other Liabilities Assumed               n                  561                 88            649
Total Acquisition Value              4,198               9,494              8,558         22,250
Depreciable basis                    2,912               6,502              5,990         15,404
Monthly Rent (Straight-lined)           60                 136                 86            282
O.P. Units Issued                  405,166              266,898           694,030      1,366,094
Estimated Value of O.P.
  Units at Acquisition Date         $1,824               $1,701             4,945         $8,470


     The debt assumed in connection with these acquisitions bears an interest rate identical to that as charged on the Company's line of credit. The average interest rate on the line of credit was 6.49% and 7.09% for the three months ended March 31, 1999 and the year ended December 31, 1998, respectively.

                                     - F-7 -

Based on the information in the above table, the following adjustments have been
made  to  the  pro  forma  financial   statements  in  order  to  reflect  these
acquisitions as of January 1, 1998:

                                                  For the Three Months Ended March 31, 1999
                                    ------------------------------------------------------------------
                                    Richard Avenue       Hellyer Avenue       Santa Teresa       Total
                                    --------------       --------------       ------------       -----
Rental revenue                               n                    n              $ 172           $ 172
Tenant reimbursements                        n                    n                 25              25
Property operating and maintenance
  expenses and real estate taxes             n                    n                 20              20
Interest (related parties)                   n                    n                 38              38
Depreciation                                 n                    n                 25              25


                                                     For the Year Ended December 31, 1998
                                    ------------------------------------------------------------------
                                    Richard Avenue       Hellyer Avenue       Santa Teresa       Total
                                    --------------       --------------       ------------       -----
Rental revenue                           $ 476               $1,356             $1,029          $2,861
Tenant reimbursements                       57                  207                149             413
Property operating and maintenance
  expenses and real estate taxes            45                  171                122             338
Interest (related parties)                 112                  427                250             789
Depreciation                                50                  138                150             338


6. OTHER ADJUSTMENTS:

     The following additional adjustments were made in preparing the pro forma financial statements:

     (a) Adjustments of $(93) and $574 have been made to rental revenues from real estate to reflect straight-lined rents as if the Company acquired the July 1998 Acquisition properties on January 1, 1998 for the three months ended March 31, 1999 and the year ended December 31, 1998, respectively.

     (b) Adjustments have been made to the pro forma statements of operations for the three months ended March 31, 1999 and the year ended December 31, 1998 to state interest expense on a pro forma basis as a result of the following transactions that altered the capital structure of the Company, as if they had occurred on January 1, 1998:

                                    - F-8 -

          (1) In connection with the July 1998 Acquisition, the Company assumed $233,638 of debt.

          (2) On September 23, 1998, the Company, in its capacity as the general partner of the operating partnerships, obtained a $130,000 secured loan with Prudential Insurance Company of America. The interest rate on the loan is fixed at 6.56% per annum, the amortization period is 30 years, and the term of the loan is 10 years. The proceeds from the loan were used to pay a portion of mortgage notes payable (including amounts due to related parties) in the amount of $118,636.

          (3) Effective September 1, 1998, the Company assumed $2,374 of debt due the Berg Group in connection with the acquisition of the Richard Avenue property.

          (4) Effective November 1, 1998, the Company assumed $7,232 of debt due the Berg Group in connection with the acquisition of the Hellyer Avenue property.

          (5) On December 29, 1998, the Company completed the private placement of 6,495,058 shares for total net proceeds of $27,827 that were utilized to reduce outstanding debt under the line of credit facility.

          (6) Effective March 1, 1999, the Company assumed $3,525 of debt due the Berg Group in connection with the acquisition of the Santa Teresa property.

          (7) Effective April 1, 1999, the Company assumed $25,000 of mortgage debt due to the Berg Group and $32,057 due to Microsoft for shell and tenant improvements in connection with the acquisition of the Microsoft project. For pro forma financial statement purposes, we assume that amounts due to Microsoft are funded through additional borrowings on the line of credit facility.

     A schedule of interest expense on a pro forma basis for the three months ended March 31, 1999 and the year ended December 31, 1998 is as follows:

                                    - F-9 -



                                                                                   Pro Forma Interest
                                                                                     Expense for the
                                                                                      Three Months           Pro Forma Interest
                                                   Pro Forma Balance at   Interest   Ended March 31,       Expense for the Year
                                                      March 31, 1999        Rate           1999          Ended December 31, 1998
                                                      --------------        ----    ----------------     -----------------------
LINE OF CREDIT:
  Wells Fargo Bank, N.A.                                $ 50,580           variable       $  836                 $ 5,003
MORTGAGE NOTES PAYABLE:
  Great West Life and Annuity Insurance Company            7,697             7.00%           135                     546
  Great West Life and Annuity Insurance Company            3,672             7.00%            64                     261
  Prudential Capital Group                                 2,002             8.75%            44                     184
  New York Life Insurance Company                            424            9.625%            10                      43
  Home Savings and Loan Association                          513             9.50%            12                      52
  Amdahl Corporation                                       6,895             9.42%           156                     636
  Citicorp U.S.A. Inc                                      3,105           variable           55                     228
  Mellon Mortgage Company                                  2,935            8.125%            60                     243
  Prudential Insurance Company of America                129,413             6.56%         2,119                   8,485
                                                         -------                           -----                  ------
      SUBTOTAL                                          $156,656                           2,655                  10,678
                                                                                           -----                  ------
      TOTAL(including Line of Credit)                                                      3,491                  15,681
Historical interest expense prior to pro forma
  adjustment                                                                               2,971                   7,729
                                                                                           -----                  ------
Gross pro forma adjustment to interest expense                                               520                   7,952
  Less:
    Amounts reflected in pro forma adjustment(Note 4)                                        520                   2,273
                                                                                           -----                  ------
Net pro forma adjustment to interest expense                                              $    n                 $ 5,679
                                                                                           =====                  ======

MORTGAGE NOTES PAYABLE (related parties):
  The Berg Group                                        $ 49,080           variable       $  860                 $ 3,619
  Historical expense (related party) prior to pro
    forma adjustment                                                                         416                   3,572
                                                                                           -----                  ------
  Gross pro forma adjustment to interest                                                     444                      47
    expense (related party)
  Less:
    Amounts reflected in pro forma adjustment(Note 4)                                        406                   1,773
  Amounts reflected in pro forma adjustment(Note 5)                                           38                     789
                                                                                           -----                  ------
Net pro forma adjustment to interest
  expense (related parties)                                                               $    n                 $(2,515)

                                    - F-10 -

     (c) The Company is self-managed and ceased paying management fees June 30, 1998. Therefore, historical management fees have been eliminated to reflect the Company as a self-managed REIT.

     (d) Upon the effective date of the Company's acquisition of the July 1998 Acquisition properties, the real estate assets were recorded at their estimated fair values. A pro forma adjustment of $1,294 has been made to historical depreciation expense for the year ended December 31, 1998 to reflect the higher cost basis to the Company for the period from January 1, 1998 to June 30, 1998.

     (e) Minority interest represents the separate private ownership of the operating partnerships by the Berg Group and other non-affiliated interests. Upon the Company's initial investment in July 1998, the
          Company owned a general partnership interest of 12.11% in the operating partnerships, on a weighted average basis, taken as a whole. As a result of several property acquisitions since July 1998, the Company's ownership percentage has decreased given the overall increase in O.P. Units issued and outstanding. As of March 31, 1999 and December 31, 1998, on a pro forma basis, the Company owned general partnership interests in the operating partnerships of 10%, on a weighted average basis, taken as a whole.

                                     - F-11 -